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                                                                    Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

In re:                       )  Case No. 02-08697
                             )  through 02-08738
                             )  (Jointly Administered)
NATIONAL STEEL CORPORATION   )  Chapter 11
et al.,                      )  Hon. John H. Squires
                             )
                  Debtors.   )

    ORDER UNDER 11 U.S.C. (SS) 105(a) AND FED. R. BANKR. P. 2002, 6004, 6006,
                   AND 9014 APPROVING (A) BIDDING PROCEDURES;
          (B) THE FORM AND MANNER OF NOTICE OF (i) THE SALE OF CERTAIN
           ASSETS, AND (ii) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN
                 EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND
                               (C) THE TOPPING FEE

     This matter having come before the Court on the Motion for Orders Pursuant to 11 U.S.C. (SS) 105(a), 363, 365, 1145, and 1146(c) and Fed. R. Bankr. P.
2002, 6004, 6006 and 9014 (A) Approving (i) Bidding Procedures, (ii) the Form and Manner of Sale Notices, and (iii) Topping Fee and (B) Authorizing and Approving (i) the Sale of Certain of the Debtors' Assets Free and Clear of Liens, Claims and Encum-brances, (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (iii) the Assumption of Certain Liabilities (the "Motion")1 of the above captioned, debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order (the "Procedures Order") (a) scheduling a hearing (the "Sale Hearing") with
---------------

/1/ Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Agreement, as the case may be.

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respect to the Debtors' motion (the "Sale Motion") for an order authorizing (i)
the sale of certain of the Debtors' Assets relating to the Business, free and clear of all liens, claims, interests, and encumbrances (the "Sale"), pursuant to and as described in the Purchase Agreement, dated as of January 30, 2003 (the "Agreement"), by and among the Debtors and AK Steel Corporation (the "Buyer"),
(ii) the Debtors' assumption and assignment to the Buyer of certain executory contracts and unexpired leases (the "Assumed Contacts"), pursuant to, limited by, and as described in the Agreement, free and clear of liens, claims, interests, and encumbrances, and (iii) the assumption by the Buyer of certain liabilities of the Debtors (the "Assumed Liabilities"), pursuant to and as described in the Agreement; and (b) approving (i) the Debtors' proposed bidding procedures (the "Bidding Procedures"), (ii) the form and manner of notice of the Sale, (iii) the form and manner of the Notices of the Assumption of the Assumed Contracts and (iv) the Topping Fee; and the Court having reviewed the Motion; and it appearing that notice of the Motion was good and sufficient under the particular circumstances and that no other or further notice need be given; and the Court having considered the arguments of counsel at the hearing held on February 6, 2003 (the "Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Hearing; and after due deliberation thereon; and good cause appearing therefor, it is hereby

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     FOUND AND DETERMINED THAT:/2/

     A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C.
(S) 1334 and (S) 157(a).

     B. This is a core proceeding pursuant to 28 U.S.C. (S) 157(b)(2)(A), (N) and (O).

     C. The Debtors have articulated good and sufficient reasons for approving
(i) the manner of notice of the Sale Motion, the Sale Hearing and the assumption and assignment of the Assumed Contracts, (ii) the form of notice of the Sale Motion and the Sale Hearing (the "Sale Notice") to be distributed to creditors and other parties in interest, including prospective bidders, (iii) the form of notices of the cure amounts and the assumption of the Assumed Contracts to be filed with the Court and served on parties to each Assumed Contract, (iv) the Bidding Procedures and (v) the Topping Fee for the Buyer.

     D. The Debtors' payment to the Buyer (as set forth in the Agreement), of the Topping Fee (a) is an actual and necessary cost and expense of preserving the Debtors' estates, within the meaning of section 503(b) of the Bankruptcy Code, (b) is of substantial benefit to the Debtors' estates, (c) is reasonable and appropriate, including in light of the size and nature of the Sale and the efforts that have been and will be expended
---------------------
/2/ Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

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by the Buyer notwithstanding that the proposed Sale is subject to higher or better offers for the Business, (d) was negotiated by the parties at arms' length and in good faith, and (e) is necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Business. The Topping Fee was a material inducement for, and condition of, the Buyer's entry into the Agreement. The Buyer is unwilling to commit to hold open its offer to purchase the Business under the terms of the Agreement unless it is assured payment of the Topping Fee. Thus, assurance to the Buyer of payment of the Topping Fee has promoted more competitive bidding by inducing the Buyer's bid that otherwise would not have been made, and without which bidding would have been limited. Further, because the Topping Fee induced the Buyer to research the value of the Business and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Buyer has provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Business is sold will reflect its true worth. Finally, absent authorization of the Topping Fee, the Debtors may lose the opportunity to obtain the highest and best available offer for the Assets.

     E. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Assets.

     NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                                  Sale Hearing
                                  ------------
     1. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on April 7, 2003 at 1:00 p.m. in the United States Bankruptcy Court,

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for the Northern District of Illinois, at which time the Court shall consider the Sale Motion and confirm the results of the Auction (as defined in the Motion), if any. Objections to the Sale Motion shall be filed and served upon counsel to the Debtors, the Buyer, and the Creditor Constituencies no later than 4:30 (prevailing Central Time) on March 31, 2003 (the "Objection Deadline").

     2. The failure of any objecting person or entity to timely file its objection shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale, or the Debtors' consummation and performance of the Agreement (including the transfer of the Assets and Assumed Contracts free and clear of all Interests), if authorized by the Court.

     3. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

                                     Notice
                                     ------
     4. Notice of (a) the Sale Motion, (b) the Sale Hearing, and (c) the proposed assumption and assignment of the Assumed Contracts to the Buyers pursuant to the Agreement shall be good and sufficient, and no other or further notice shall be required, if given as follows:

     (a) Notice of Sale Hearing. Within five (5) days after the entry of this Order (the "Mailing Date"), the Debtors (or their agents) shall serve the Motion, the Agreement, the proposed Sale Order, the Bidding Procedures and a copy of this

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     Procedures Order by first-class mail, postage prepaid, upon (i) all entities known to have expressed an interest in a transaction with respect to the Acquired Assets or a portion thereof during the past six (6) months;
     (ii) all entities known to have asserted any lien, claim, interest or encumbrance in or upon the Acquired Assets; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (iv) all parties to the Assumed Contracts; (v) the United States Attorney's office;
     (vi) the Securities and Exchange Commission; (vii) the Internal Revenue Service; and (viii) all entities on the 2002 Service List;

     (b) Sale Notice. On or before the Mailing Date, the Debtors (or their agents) shall serve by first class mail, postage prepaid, the Sale Notice substantially in the form annexed to the Motion as Exhibit C upon all other known creditors of the Debtors;

     (c) Cure Notice. Within ten (10) days after the entry of this Order, the Debtors shall file with the Court and serve on all non-Debtor parties to the Assumed Contracts, a notice substantially in the form annexed to the Motion as Exhibit E (the "Cure Notice") of the cure amount necessary to assume the Assumed Contract (the "Cure Amount"). The non-Debtor party to the Assumed Contract shall have until March 10, 2003 (the "Objection Deadline") to object to the Cure Amount and must state in its objection with specificity what Cure Amount is required (with appropriate documentation in support thereof). To the extent that Contracts are added to the list of Assumed Contracts, the Debtors shall provide a

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     Cure Notice to the non-Debtor party to any such Contract and such non-
     Debtor party shall have no less than fourteen (14) days to file an objection to the specified Cure Amount. If no objection is timely received, the Cure Amount set forth in the Debtors' Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Contract or any other document, and the non-Debtor party to the Assumed Contract shall be forever barred from asserting any other claims against the Debtors, the Buyers, or the property of either of them, as to such Assumed Contract and such non-objection shall be deemed to be consent to the assumption and assignment of such Assumed Contract to Buyer; and

     (d) Publication Notice. On or before the Mailing Date, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit D, to be published in the national editions of The Wall Street Journal and The New York Times and the Chicago Tribune.

     (e) Notice of Successful Bidder. At the conclusion of the Auction, the Debtors shall file with the Court a notice identifying the Successful Bidder.

                                   Topping Fee
                                   -----------
     5. Payment of the Topping Fee, as defined in the Agreement, and in accordance with Sections 7.2(b) and 9.2 of the Agreement is hereby approved, and the Topping Fee is authorized and directed to be paid at the time and under the circumstances set forth in Sections 7.2(b) and 9.2 of the Agreement.

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                               Bidding Procedures
                               ------------------
     6. The Bidding Procedures, as set forth on Exhibit A, attached hereto and incorporated herein by reference as if fully set forth in this Order, are hereby approved and shall govern all proceedings relating to the Agreement and any subsequent bids for the Assets in these cases.

     7. Nothing contained in this Order or the Bidding Procedures shall abridge the right of any secured creditor of the Debtors to credit bid in accordance with Section 363(k) of the Bankruptcy Code.

     8. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Order.

     9. Notwithstanding Bankrutpcy Rules 6004(g) and 6006(d), this Order shall be effective upon entry.

Dated: February 6, 2003


                                                  /s/ John H. Squires
                                                  ------------------------------
                                                  United States Bankruptcy Judge

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                                    Exhibit A
                                    ---------

                           NATIONAL STEEL CORPORATION

                               Bidding Procedures
                               ------------------

     Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the asset purchase agreement (the "Agreement") by and among National Steel Corporation and its subsidiaries ("National Steel" or "Sellers") and AK Steel Corporation (the "Proposed Purchaser") concerning the prospective sale of the Acquired Assets (as that term is defined in the Agreement). The Sellers will seek entry of an order from the Bankruptcy Court authorizing and approving the Sale (as hereinafter defined) to one or more Qualified Bidders (as hereinafter defined) which the Sellers, in consultation with Mitsubishi Corporation ("Mitsubishi"), Marubeni Corporation ("Marubeni"), the Official Committee of Unsecured Creditors (the "Creditors' Committee") and the Unofficial Committee of Bondholders of the 9-7/8% Series D Bonds due 2009 and 8-3/8% Series Bonds due 2006 (the "Bondholders Committee," and together with the Creditors' Committee, Mitsubishi and Marubeni, the "Committees") may determine to have made the highest, best or otherwise financially superior offer (the "Successful Bidder").

                                Assets to be Sold
                                -----------------

     The Sellers are offering for sale in one or more transactions (the "Sale") all or substantially all of the assets of National Steel (the "Assets"). The Proposed Purchaser has offered to purchase the Acquired Assets which are described in the Agreement and which do not include all of the Assets.

                               The Bidding Process
                               -------------------

     The Sellers and their advisors, in consultation with the Committees, shall
(i) determine whether any person is a Qualified Bidder (hereinafter defined),
(ii) coordinate the efforts of Qualified Bidders in conducting their due diligence investigations, (iii) receive offers from Qualified Bidders, and (iv) negotiate any offers made to purchase the Assets (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever to any person who is not determined to be a Qualified Bidder. The Sellers, in consultation with the Committees, shall have the right to adopt such other rules for the Bidding Process (including rules that may depart from those set forth herein), which rules will better promote the goals of the

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Bidding Process and which are not inconsistent with any of the other provisions hereof or of any Bankruptcy Court order.

                           Participation Requirements
                           --------------------------

     Unless otherwise ordered by the Bankruptcy Court or determined by the Sellers, in consultation with the Committees, each person (a "Potential Bidder") interested in participating in the Bidding Process must deliver (unless previously delivered) to the Sellers:

     (i)  An executed confidentiality agreement; and

     (ii) Current audited financial statements of the Potential Bidder, or, if the Potential Bidder is an entity formed for the purpose of acquiring the Acquired Assets, current audited financial statements of the equity holder(s) of the Potential Bidder, or such other form of financial disclosure acceptable to the Sellers and their advisors, in consultation with the Committees, demonstrating such Potential Bidder's ability to close a proposed transaction.

     A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i) and (ii), and that the Sellers, in consultation with the Committees, determine is reasonably likely (based on financial information submitted by the Potential Bidder, the availability of financing, experience and other considerations deemed relevant by the Sellers, in consultation with the Committees) to submit a bona fide offer and to be able to consummate the Sale if selected as a Successful Bidder.

     No later than two business days after a Potential Bidder delivers all of the materials required by subparagraphs (i) and (ii) above, the Sellers shall determine, and shall notify the Potential Bidder, if such Potential Bidder is a Qualified Bidder. The Proposed Purchaser is hereby determined to be a Qualified Bidder. In addition, each indenture trustee under the 9-7/8% Series D Bonds due 2009 and 8-3/8% Series Bonds due 2006 (each, an "Indenture Trustee"), Mitsubishi, Marubeni, General Electric Capital Corporation ("GECC"), Heller Financial Leasing, Inc. ("Heller"), and BCC Equipment Leasing Corporation ("BCC," together with GECC and Heller, the "Lessors") are each hereby deemed to be Qualified Bidders for the limited purposes of exercising any rights that each may have under section 363(k) of the Bankruptcy Code.

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                                  Due Diligence
                                  -------------

     The Sellers may afford any Qualified Bidder the time and opportunity to conduct reasonable due diligence. The Sellers will designate an employee or other representative to coordinate all reasonable requests for additional information and due diligence access from such Qualified Bidders. The Sellers shall not be obligated to furnish any due diligence information after the Bid Deadline (as hereinafter defined). Neither the Sellers nor any of their respective representatives are obligated to furnish any information to any person other than a Qualified Bidder. The Sellers are not responsible for, and will bear no liability with respect to, any information obtained by Bidders in connection with the sale of the Assets.

                                Labor Contingency

     No later than March 17, 2003 (unless such date is extended by the mutual agreement of Seller and the Proposed Purchaser, which date shall be no later than five (5) business days prior to the Auction (defined below)), the Proposed Purchaser shall inform the Sellers, in writing, as to whether the United States Steelworkers of America has executed and delivered collective bargaining agreements relating to the represented employees of the Business (as that term is described in the Agreement) in form and substance satisfactory to the Proposed Purchaser, in its sole discretion.

                                  Bid Deadline
                                  ------------

     A Qualified Bidder who desires to make a bid shall deliver a written copy of its bid to (1) Gary P. Cullen and Timothy R. Pohl, Skadden, Arps, Slate, Meagher & Flom (Illinois) ("Skadden"), 333 West Wacker Drive, Suite 2100, Chicago, IL 60606; and (2) Frank (Terry) A. Savage and Andrew T. Yearley, Lazard Freres & Co., LLC ("Lazard"), 30 Rockefeller Center, 61st Floor, New York, NY 10020, not later than 12:00 p.m. (prevailing Central time) on March 27, 2003 (the "Bid Deadline"). Lazard shall immediately distribute copies of the bids to counsel for the Committees. The Sellers, after consultation with the Committees, shall announce the terms of the highest, best or otherwise financially superior Qualified Bid(s) received by the Bid Deadline no later than 5:00 p.m. (prevailing Central time) on March 31, 2003.

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                                Bid Requirements
                                -----------------

     All bids must include the following documents (the "Required Bid
Documents"):

     . A letter stating that the bidder's offer is irrevocable until the later of (x) 2 business days after the Acquired Assets have been disposed of pursuant to these Bidding Procedures, and (y) 30 days after the Sale Hearing.

     . An executed copy of a purchase agreement marked to show modifications to the Agreement that the Qualified Bidder proposes (the "Marked Agreement"), the overall value of which must be equal to, or in excess of, at least $2 million over the sum of the overall value of the transactions contemplated by the Agreement and the Topping Fee (the "Required Bid Value").

     . A good faith deposit (the "Good Faith Deposit") in the form of a certified check (or other form acceptable to the Sellers in their sole discretion) payable to the order of the Sellers (or such other party as the Sellers may determine) in an amount equal to $6.5 million.

     . Written evidence of a commitment for financing or other evidence of the ability to consummate the Sale satisfactory to the Sellers with appropriate contact information for such financing sources.

     The Sellers, in consultation with the Committees, may choose to disregard bids that are conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder. A bid received from a Qualified Bidder that includes all of the Required Bid Documents and meets all of the above requirements is a "Qualified Bid."

     There is no requirement that a Qualified Bid include more or less Assets than are covered by the Agreement. The Sellers, in consultation with the Committees, reserve the right to determine (i) the value of any Qualified Bid,
(ii) whether any Qualified Bid (either by itself or in connection with another Qualified Bid(s) provides overall value to Sellers that is equal to, or in excess of, the Required Bid Value or any other Qualified Bid and (iii) which Qualified Bid(s) constitutes the highest, best and otherwise financially superior offer. The Sellers' determination in

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this regard may include an analysis of the value (whether positive or negative)
of any Assets that are included in or excluded from any Qualified Bid, the existence or absence of any escrow or indemnity and consideration of the Topping Fee, if applicable. The Indenture Trustee, Mitsubishi, Marubeni and the Lessors shall not be required to deliver the Required Bid Documents or the Good Faith Deposit or bid the Required Value in order to submit a credit bid and to be considered to have submitted a Qualified Bid. Prior to the commencement of the Auction, however, the Indenture Trustee, Mitsubishi, Marubeni or the Lessors must notify Lazard and Skadden of its respective intention to credit bid.

                                 Bid Protection
                                 --------------

     Recognizing the Proposed Purchaser's expenditure of time, energy and resources, the Sellers have agreed to provide certain bidding protections to the Proposed Purchaser. Specifically, the Sellers have determined that the Agreement will further the goals of the Bidding Procedures by setting a floor for which all other Potential Bids must exceed and, therefore, is entitled to be selected as a "Stalking Horse Bid." As a result, the Sellers have agreed to pay, in certain limited circumstances as set forth in the Agreement, a topping fee of $15 million (the "Topping Fee") to the Proposed Purchaser. Notwithstanding the foregoing, the Topping Fee shall not be payable or paid to the Proposed Purchaser if the Agreement is terminated pursuant to Section 9.1(b)(iii) of the Agreement.

                                "As Is, Where Is"
                                -----------------

     The sale of the Assets shall be on an "as is, where is" basis and without representations or warranties of any kind, nature, or description by the Sellers, their agents or their estate except to the extent set forth in the applicable agreement of the Successful Bidder as accepted by Sellers. Except as otherwise provided in the applicable agreement, all of the Sellers' right, title and interest in and to the Assets subject thereto shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against (collectively, the "Interests") in accordance with section 363 and 365 of the Bankruptcy Code, with such Interests to attach to the net proceeds of the sale of the Assets.

     Each Qualified Bidder shall be deemed to acknowledge and represent that it has had an opportunity to conduct any and all due diligence regarding the Assets prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Assets in making its bid, and that it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Assets, or the completeness of any information provided in connection therewith or the Auction, except as expressly stated in these Bidding Procedures or, as to the Successful Bidder, the terms of the sale of the Assets shall be set forth in the applicable agreement.

                                     Auction
                                     -------

     If one or more Qualified Bids (other than that of the Proposed Purchaser) have been received, the Sellers shall conduct an auction (the "Auction") with respect to the Assets. The Auction shall commence on April 2, 2003 at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, 19th Floor, Chicago, Illinois. The Sellers shall notify all Qualified Bidders who have submitted Qualified Bids of the time and place of the Auction. If there is no timely Qualified Bid (other than that of the Proposed Purchaser), the Proposed Purchaser shall be deemed to be the Successful Bidder.

     Only a Qualified Bidder who has submitted a Qualified Bid is eligible to participate at the Auction. During the Auction, bidding shall begin initially with the highest Qualified Bid and subsequently continue in minimum increments of at least $1 million. Other than otherwise disclosed herein, the Sellers, in consultation with the Committees, may conduct the Auction in the manner they determine will result in the highest, best or otherwise financially superior offer(s) for the Assets.

     Upon conclusion of the bidding, the Auction shall be closed, and the Sellers, in consultation with the Committees, shall (i) immediately review each Qualified Bid or Bids on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale, and (ii) within one day identify the highest, best or otherwise financially superior offer(s) for the Assets (the "Successful Bid" and the entity or entities submitting such Successful Bid, the "Successful Bidder"), which highest, best or otherwise financially superior offer(s) will provide the greatest amount of net value to the Sellers after payment of, among other things, the Topping Fee, if required and advise the Bidders of such determination.

                          Acceptance of Qualified Bids
                          ----------------------------

     The Sellers shall sell the Assets to the Successful Bidder upon the approval of the Successful Bid by the Bankruptcy Court after hearing (the "Sale Hearing"). The Sellers' presentation of a particular Qualified Bid to the Bankruptcy Court for approval does not constitute the Sellers' acceptance of the bid. The Sellers will be deemed to have accepted a bid only when the bid has been approved by the Bankruptcy Court at the Sale Hearing.

                                  Sale Hearing
                                  ------------

     The Sale Hearing will be held before the Honorable John H. Squires on April 7, 2003 at 1:00 p.m. (prevailing Central time) at the United States Bankruptcy Court for the Northern District of Illinois, located in Chicago, Illinois, but may be adjourned or rescheduled without further notice by an announcement of the adjourned date at the Sale Hearing.

     Following the Sale Hearing approving the sale of the Assets to the Successful Bidder, if such Successful Bidder fails to consummate an approved sale, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Sellers shall be authorized, but not required, to consummate the sale with the Qualified Bidder submitting such bid without further order of the Bankruptcy Court.

                          Return of Good Faith Deposit
                          ----------------------------

                  Good Faith Deposits of all Qualified Bidders (except for the Successful Bidder) shall be held in an interest-bearing escrow account until the
     Sale Hearing. If a Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the Sellers shall be entitled to retain the Good Faith Deposit as part of its damages resulting from the breach or failure to perform by the Successful Bidder.

                                  Modifications
                                  -------------

     The Sellers, in consultation with the Committees, may (a) determine, which Qualified Bid, if any, is the highest, best or otherwise financially superior offer; and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that is (i) inadequate or insufficient,
(ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of sale, or (iii) contrary to the best interests of the Sellers, their estates and creditors. At or before the Sale Hearing, the Sellers, in consultation with the Committees, may impose such other terms and conditions as the Sellers, in consultation with the Committees, may determine to be in the best interests of the Sellers' estate, their creditors and other parties in interest.